UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 23, 2013

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street	48846
Ionia, Michigan	(Zip Code)
(Address of principal executive office)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting of Shareholders held on April 23, 2013, the matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company’s proxy statement, filed with the SEC on March 13, 2013.  The voting results are as follows:

Proposal 1:     Election of Directors

The following individuals were elected to serve as directors of the Company to hold office until the 2016 Annual Meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Withheld	Non-Votes

Donna J. Banks	4,430,267	626,870	3,079,774
William J. Boer	4,778,654	278,483	3,079,774
Jeffrey A. Bratsburg	4,417,761	639,376	3,079,774
Charles C. Van Loan	4,259,777	797,360	3,079,774

Proposal 2:	Ratification of the Appointment of Independent Auditors

The shareholders ratified the appointment of Crowe Horwath LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Non-Votes
7,853,335	121,893	161,683	--

Proposal 3:	Advisory (Non-Binding) Vote on Executive Compensation

The shareholders approved a proposed resolution approving the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

For	Against	Abstain	Non-Votes
4,536,320	376,319	144,498	3,079,774

Proposal 4:	Amendment to Long-Term Incentive Plan

The shareholders approved a proposal to amend the Company's Long-Term Incentive Plan to make an additional 500,000 shares of common stock available for issuance under the plan.

For	Against	Abstain	Non-Votes
3,635,755	1,307,014	114,369	3,079,773

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: April 24, 2013	/s/ Robert N. Shuster
	By:	Robert N. Shuster
	Its:	Executive Vice President and Chief Financial Officer